UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 19, 2011

NATIONAL HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of Principal Executive Offices)

(212) 417-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to an unanimous written consent of the Board of Directors of National Holdings Corporation (the “Company”) effective January 19, 2011, the Board of Directors was expanded to nine members and Michael Weiss was appointed to the Board of Directors to fill the vacancy created as a Class III director.  Mr. Weiss was also elected as Non-Executive Chairman of the Board of Directors of the Company.

Mr. Weiss serves on the Board of Managers of OPN Holdings, LLC (“OPN”), a joint venture between the Company and OpusPoint Partners, LLC (“Opus”), an alternative investment advisory firm specializing in healthcare.  Mr. Weiss is one of three board representatives of Opus that serve on OPN’s Board of Managers.  He will also serve as Chairman of the Board of Managers of OPN.  OPN is a holding company for an investment banking business focused on global life sciences.

Opus is an alternative investment and advisory firm specializing in healthcare and life sciences.  Opus acts as the investment manager to several affiliated healthcare-related private hedge funds.  Mr. Weiss is one of two principals of Opus.

Mr. Weiss began his professional career as a lawyer at Cravath, Swaine & Moore.  From 1993 through 1999, he co-managed the Aries Funds.  In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004.  Following the merger, Mr. Weiss remained as CEO of Keryx until April 2009.  Mr. Weiss earned his B.S. in Finance from The University at Albany and his J.D. from Columbia Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: January 25, 2011

	By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
President and Vice Chairman

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by National Holdings Corporation on January 25, 2011.